UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

STAR MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd, Suite 202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

(844) 443-7677
(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2016, Star Mountain Resources, Inc.’s (the “Company”) wholly owned subsidiary St. Lawrence Zinc Company, LLC (“St. Lawrence”) issued a promissory note (the “Note”) in the aggregate principal amount of $500,000 to the Development Authority of the North Country, a New York public benefit trust (the “Lender). The proceeds of this loan will be used for general working capital purposes.

The material terms of the Note include the following:

-	Principal amount: $500,000.

-	Interest rate: 2.25% per annum. Interest is calculated on a 360 day year for the actual number of days the loan is outstanding.

-	Due date: April 1, 2017. St. Lawrence is to pay the principal amount and all accrued and unpaid interest on or before the due date. St. Lawrence shall make payments of only accrued interest commencing on April 1, 2016 and continuing on the 1st day of each consecutive month thereafter until April 1, 2017.

To induce the Lender to make the loan evidenced by the Note, the Company and its wholly owned subsidiaries Northern Zinc, LLC and Balmat Holding Corp. (collectively the “Guarantors”) each entered into an unlimited guaranty with the Lender by which the Guarantors absolutely and unconditionally guaranteed to the Lender payment of the debt owed to Lender by St. Lawrence under the Note.

To further secure St. Lawrence’s performance under the Note, St. Lawrence and the Lender also entered into a Security Agreement (the “Security Agreement”) pursuant to which St. Lawrence granted a security interest in certain of its machinery and equipment and its right, title and interest to conduct mineral mining operations and to process and transport such minerals located on lands owned or leased by St. Lawrence in the towns of Fowler, Edwards, and Pierrepont located in St. Lawrence County, New York (the “Mining Rights”). Additionally, St. Lawrence collaterally assigned to the Lender the Mining Rights pursuant to the terms of an Assignment of Mineral and Mining Rights.

The foregoing summary of the terms and conditions of the Note, Unlimited Guarantee, Security Agreement and Assignment of Mineral and Mining Rights does not purport to be complete, and is qualified in its entirety by reference to the full text of such documents included in this Report as exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Promissory Note between St. Lawrence Zinc Company, LLC and Development Authority of the North Country dated March 15, 2016.

10.2	Security Agreement between St. Lawrence Zinc Company, LLC and Development Authority of the North Country dated March 15, 2016.

10.3	Form of Unlimited Guaranty in favor of Development Authority of the North Country.

10.4	Assignment of Mineral and Mining Rights by St. Lawrence Zinc Company, LLC in favor of Development Authority of the North Country dated March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Mountain Resources, Inc.

Date: March 21, 2016	By:	/s/ Wayne Rich
Wayne Rich, Chief Financial Officer